Exhibit 99.1

Contact:	Doug Guarino	Director of Corporate Relations	781-647-3900
	Jon Russell	Vice President of Finance
INVERNESS MEDICAL INNOVATIONS ANNOUNCES
SECOND QUARTER 2009 RESULTS
WALTHAM, MA...July 28, 2009...Inverness Medical Innovations, Inc. (NYSE: IMA), a global leader in enabling individuals to take charge of their health at home through the merger of rapid diagnostics and health management, today announced its financial results for the quarter ended June 30, 2009.
In the second quarter of 2009, the Company recorded net revenue of $460.4 million compared to net revenue of $401.1 million in the second quarter of 2008. The revenue increase was primarily due to $34.2 million of incremental revenue provided by our Health Management segment principally as a result of incremental revenues from recently acquired businesses, along with $14.5 million of incremental revenue contributed by our other recently acquired businesses, offset in part by the adverse impact of foreign currency translation which reduced reported revenues by $15.6 million. The recent H1N1 flu outbreak resulted in an increase in sales of our influenza tests by $13.9 million from the second quarter of 2008. Excluding the impact of the flu increase, the currency adjusted organic growth rate in our Professional Diagnostics segment was approximately 6%.
For the second quarter of 2009, the net income prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) was $4.5 million, or $(0.02) per diluted common share after preferred stock dividends, based on a net loss available to common stockholders of $1.2 million, compared to net loss of $30.3 million, or $(0.43) per diluted common share, based on a net loss available to common stockholders of $33.5 million for the second quarter of 2008. The Company reported adjusted cash basis net income available to common stockholders of $47.6 million, or $0.57 per diluted common share, for the second quarter of 2009, compared to adjusted cash basis net income available to common stockholders of $29.6 million, or $0.37 per diluted common share, for the second quarter of 2008.
The Company’s GAAP results for the second quarter of 2009 include amortization of $61.2 million, $4.9 million of restructuring charges, $6.6 million of stock-based compensation expense and $1.7 million of acquisition-related costs recorded in accordance with our adoption of SFAS No. 141-R, Business Combinations. GAAP results for the second quarter of 2008 include amortization of $55.0 million, $23.6 million of restructuring charges, $7.2 million of stock-based compensation expense and a

$0.3 million charge related to the write-up to fair market value of inventory acquired in connection with the acquisitions of Panbio Limited and BBI Holdings Plc. These amounts, net of tax, have been excluded from the adjusted cash basis net income per common share for the respective quarters.
A detailed reconciliation of the Company’s adjusted cash basis net income, which is a non-GAAP financial measure, to net income(loss) under GAAP, as well as a discussion regarding this non-GAAP financial measure, is included in the schedules to this press release.
The Company will host a conference call beginning at 10:00 a.m. (Eastern Time) today, July 28, 2009, to discuss these results as well as other corporate matters. During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.
The conference call may be accessed by dialing 706-679-1656 (domestic and international), an access code is not required, or via a link on the Inverness website at www.invmed.com. It is also available via link at
http://event.meetingstream.com/r.htm?e=156792&s=1&k=4DD72347FD010D55172B7837F276D5F3. An archive of the call will be available from the same link approximately two hours after the conclusion of the live call and will be accessible for 90 days. Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the Inverness website (www.invmed.com/News.cfm) shortly before the conference call begins and will continue to be available on this website for 30 days.
For more information about Inverness Medical Innovations, please visit our website at http://www.invernessmedical.com.
By developing new capabilities in near-patient diagnosis, monitoring and health management, Inverness Medical Innovations enables individuals to take charge of improving their health and quality of life at home. Inverness’ global leading products and services, as well as its new product development efforts, focus on infectious disease, cardiology, oncology, drugs of abuse and women’s health. Inverness is headquartered in Waltham, Massachusetts.
Source: Inverness Medical Innovations

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Three Months Ended June 30, 2009					Three Months Ended June 30, 2008
					Non-GAAP					Non-GAAP
					Adjusted					Adjusted
			Non-GAAP		Cash			Non-GAAP		Cash
	GAAP		Adjustments		Basis (a)	GAAP		Adjustments		Basis (a)

Net product sales and services revenue	$456,710		$—		$456,710	$396,289		$—		$396,289
License and royalty revenue	3,680		—		3,680	4,838				4,838

Net revenue	460,390		—		460,390	401,127		—		401,127
Cost of net revenue	221,398		(12,228	)(b)(c)(d)	209,170	195,025		(17,225	)(b)(c)(d)(e)	177,800

Gross profit	238,992		12,228		251,220	206,102		17,225		223,327

Gross margin	52%				55%	52%				56%

Operating expenses:
Research and development	26,038		(2,911	)(b)(c)(d)	23,127	29,808		(5,313	)(b)(c)(d)	24,495
Selling, general and administrative	186,516		(57,076	)(b)(c)(d)(f)	129,440	172,792		(50,794	)(b)(c)(d)	121,998

Total operating expenses	212,554		(59,987)		152,567	202,600		(56,107)		146,493

Operating income	26,438		72,215		98,653	3,502		73,332		76,834
Interest and other income (expense), net	(20,940)		143	(c)	(20,797)	(38,646)		6,624	(c)	(32,022)
Income tax provision (benefit)	1,985		25,603	(g)	27,588	(7,698)		23,066	(g)	15,368
Equity earnings of unconsolidated entities, net of tax	983		2,070	(b)(c)	3,053	(2,902)		6,199	(b)(c)	3,297

Net income (loss)	$4,496		$48,825		$53,321	$(30,348)		$63,089		$32,741

Preferred stock dividends	$(5,693)				$(5,693)	$(3,107)				$(3,107)

Net (loss) income available to common stockholders — basic	$(1,197)				$47,628	$(33,455)				$29,634

Net (loss) income per common share
Basic	$(0.02)				$0.60	$(0.43)				$0.38

Diluted	$(0.02	)(h)			$0.57 (i)	$(0.43	)(h)			$0.37 (j)

Weighted average common shares — basic	78,775				78,775	77,647				77,647

Weighted average common shares — diluted	78,775	(h)			95,955 (i)	77,647	(h)			82,984 (j)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from net income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “net income or loss on an adjusted cash basis” presented in this press release may not be comparable to similar measures used by other companies.

(b)	Amortization expense of $61.2 million and $55.0 million in the second quarter of 2009 and 2008 GAAP results, respectively, including $10.2 million and $11.7 million charged to cost of sales, $1.3 million and $1.0 million charged to research and development and $49.5 million and $42.1 million charged to selling, general and administrative, in the respective periods, with $0.2 million charged through equity earnings of unconsolidated entities, net of tax during each of the respective periods.

(c)	Restructuring charges associated with the decision to close facilities of $4.9 million and $23.6 million for the second quarter of 2009 and 2008 GAAP results, respectively. The $4.9 million charge for the second quarter of 2009 included $1.5 million charged to cost of sales, $0.3 million charged to research and development, $1.1 million charged to selling, general and administrative, $0.1 million charged to interest expense and $1.9 million charged through equity earnings of unconsolidated entities, net of tax. The $23.6 million charge for the second quarter of 2008 included $4.8 million charged to cost of sales, $3.2 million charged to research and development, $3.0 million charged to selling, general and administrative, $6.6 million charged to interest expense and $6.0 million charged through equity earnings of unconsolidated entities, net of tax. These charges have been excluded from net income or loss because they have a significant impact on results yet do not occur on a consistent or regular basis in the Company’s business.

(d)	Compensation costs of $6.6 million and $7.2 million associated with stock-based compensation expense for the second quarter of 2009 and 2008 GAAP results, respectively, including $0.5 million and $0.4 million charged to cost of sales, $1.3 million and $1.1 million charged to research and development and $4.8 million and $5.7 million charged to selling, general and administrative, in the respective quarters.

(e)	Write-off in the amount of $0.3 million relating to inventory write-ups recorded in connection with the acquisitions of Panbio Limited and BBI Holdings Plc. during the first quarter of 2008.

(f)	Write-off in the amount of $1.7 million for acquisition-related costs recorded in connection with the adoption of SFAS No. 141-R, Business Combinations, on January 1, 2009.

(g)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (e) and (f).

(h)	For the three months ended June 30, 2009 and 2008, potential dilutive shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.

(i)	Included in the weighted average diluted common shares for the calculation of net income per common share for the three months ended June 30, 2009, on an adjusted cash basis, are dilutive shares consisting of 1,527,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were potential dilutive shares consisting of 3,416,000 common stock equivalent shares from the potential conversion of convertible debt securities, 10,981,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock and 1,256,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business. The diluted net income per common share calculation for the three months ended June 30, 2009, on an adjusted cash basis, includes the add back of interest expense related to the convertible debt of $0.7 million, the add back of $5.7 million of preferred stock dividends related to the Series B convertible preferred stock and the add back of interest expense related to the ACON Second Territory Business of $0.3 million resulting in net income available to common stockholders of $54.3 million for the three months ended June 30, 2009.

(j)	Included in the weighted average diluted common shares for the calculation of net income per common share for the three months ended June 30, 2008, on an adjusted cash basis, are dilutive shares consisting of 1,926,000 common stock equivalent shares from the potential exercise of stock options and warrants and potential dilutive shares consisting of 3,411,000 common stock equivalent shares from the potential conversion of convertible debt securities. The net income per diluted share calculation for the three months ended June 30, 2008, on an adjusted cash basis, includes the add back of interest expense related to the convertible debt of $0.8 million resulting in net income available to common stockholders of $30.4million. Potential dilutive shares consisting of 6,008,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock for the three months ended June 30, 2008 were not used in the calculation of diluted net income per common share, on an adjusted cash basis, because inclusion thereof would be antidilutive.

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Six Months Ended June 30, 2009				Six Months Ended June 30, 2008
				Non-GAAP				Non-GAAP
				Adjusted				Adjusted
		Non-GAAP		Cash		Non-GAAP		Cash
	GAAP	Adjustments		Basis (a)	GAAP	Adjustments		Basis (a)

Net product sales and services revenue	$891,510	$—		$891,510	$757,650	$—		$757,650
License and royalty revenue	12,740			12,740	15,710			15,710

Net revenue	904,250	—		904,250	773,360	—		773,360
Cost of net revenue	431,056	(24,645	)(b)(c)(d)	406,411	386,868	(40,839	)(b)(c)(d)(e)	346,029

Gross profit	473,194	24,645		497,839	386,492	40,839		427,331

Gross margin	53%			56%	51%			56%

Operating expenses:
Research and development	53,091	(5,331	)(b)(c)(d)	47,760	60,733	(10,693	)(b)(c)(d)	50,040
Selling, general and administrative	365,512	(115,289)	(b)(c)(d)(g)	250,223	307,479	(85,121)	(b)(c)(d)	222,358

Total operating expenses	418,603	(120,620)		297,983	368,212	(95,814)		272,398

Operating income	54,591	145,265		199,856	18,280	136,653		154,933
Interest and other income (expense), net	(41,610)	273	(c)	(41,337)	(59,399)	8,315	(c)(f)	(51,084)
Income tax provision (benefit)	5,674	50,371	(h)	56,045	(8,578)	45,032	(h)	36,454
Equity earnings of unconsolidated entities, net of tax	3,480	3,458	(b)(c)	6,938	(1,981)	6,441	(b)(c)	4,460

Net income (loss)	$10,787	$98,625		$109,412	$(34,522)	$106,377		$71,855

Preferred stock dividends	$(11,213)			$(11,213)	$(3,107)			$(3,107)

Net (loss) income available to common stockholders — basic	$(426)			$98,199	$(37,629)			$68,748

Net (loss) income per common share
Basic	$(0.01)			$1.25	$(0.49)			$0.89

Diluted	$(0.01) (i)			$1.17 (j)	$(0.49) (i)			$0.84 (k)

Weighted average common shares — basic	78,695			78,695	77,446			77,446

Weighted average common shares — diluted	78,695 (i)			94,816 (j)	77,446 (i)			83,201 (k)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from net income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “net income or loss on an adjusted cash basis” presented in this press release may not be comparable to similar measures used by other companies.

(b)	Amortization expense of $119.8 million and $95.0 million in the first six months of 2009 and 2008 GAAP results, respectively, including $20.2 million and $23.7 million charged to cost of sales, $2.3 million and $1.8 million charged to research and development and $96.9 million and $69.1 million charged to selling, general and administrative, in the respective periods, with $0.4 million charged through equity earnings of unconsolidated entities, net of tax during both the six months ended June 30, 2009 and 2008.

(c)	Restructuring charges associated with the decision to close facilities of $10.3 million and $39.9 million in the first six months of 2009 and 2008 GAAP results, respectively. The $10.3 million charge for the six months ended June 30, 2009 included $3.5 million charged to cost of sales, $0.8 million charged to research and development, $2.7 million charged to selling, general and administrative, $0.3 million charged to interest expense and $3.0 million charged through equity earnings of unconsolidated entities, net of tax. The $39.9 million charge for the six months ended June 30, 2008 included $14.5 million charged to cost of sales, $6.6 million charged to research and development, $6.2 million charged to selling, general and administrative, $6.6 million charged to interest expense and $6.0 million charged through equity earnings of unconsolidated entities, net of tax. These charges have been excluded from net income or loss because they have a significant impact on results yet do not occur on a consistent or regular basis in the Company’s business.

(d)	Compensation costs of $12.5 million and $12.7 million associated with stock-based compensation expense in the first six months of 2009 and 2008 GAAP results, respectively, including $0.9 million and $0.6 million charged to cost of sales, $2.3 million and $2.3 million charged to research and development and $9.3 million and $9.8 million charged to selling, general and administrative, in the respective periods.

(e)	Write-off in the amount of $2.0 million relating to inventory write-ups recorded in connection with the acquisitions of Panbio Limited and BBI Holdings Plc. during the first quarter of 2008.

(f)	A $1.7 million net realized foreign currency loss associated with a cash escrow established in connection with the acquisition of BBI Holdings Plc.

(g)	Write-off in the amount of $6.4 million for acquisition-related costs recorded in connection with the adoption of SFAS No. 141-R, Business Combinations, on January 1, 2009.

(h)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (e), (f) and (g).

(i)	For the six months ended June 30, 2009 and 2008, potential dilutive shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.

(j)	Included in the weighted average diluted common shares for the calculation of net income per common share for the six months ended June 30, 2009, on an adjusted cash basis, are dilutive shares consisting of 1,185,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were potential dilutive shares consisting of 3,413,000 common stock equivalent shares from the potential conversion of convertible debt securities, 10,891,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock and 632,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business. The diluted net income per common share calculation for the six months ended June 30, 2009, on an adjusted cash basis, includes the add back of interest expense related to the convertible debt of $1.4 million, the add back of $11.2 million of preferred stock dividends related to the Series B convertible preferred stock and the add back of interest expense related to the ACON Second Territory Business of $0.3 million resulting in net income available to common stockholders of $111.1 million for the six months ended June 30, 2009.

(k)	Included in the weighted average diluted common shares for the calculation of net income per common share for the six months ended June 30, 2008, on an adjusted cash basis, are dilutive shares consisting of 2,344,000 common stock equivalent shares from the potential exercise of stock options and warrants and potential dilutive shares consisting of 3,411,000 common stock equivalent shares from the potential conversion of convertible debt securities. The net income per diluted share calculation for the six months ended June 30, 2008, on an adjusted cash basis, includes the add back of interest expense related to the convertible debt of $1.5 million resulting in net income available to common stockholders of $70.2 million. Potential dilutive shares consisting of 3,004,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock for the six months ended June 30, 2008 were not used in the calculation of diluted net income per common share, on an adjusted cash basis, because inclusion thereof would be antidilutive.

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in $000s)

	June 30,	December 31,
	2009	2008
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$424,018	$141,324
Restricted cash	142,895	2,748
Marketable securities	1,493	1,763
Accounts receivable, net	287,868	280,608
Inventories, net	207,149	199,131
Prepaid expenses and other current assets	156,681	196,969

Total current assets	1,220,104	822,543

PROPERTY, PLANT AND EQUIPMENT, NET	307,575	284,483
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	4,787,364	4,717,704
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	148,269	130,630

Total assets	$6,463,312	$5,955,360

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$18,907	$19,509
Other current liabilities	460,999	345,836

Total current liabilities	479,906	365,345

LONG-TERM LIABILITIES:
Notes payable, net of current portion	1,884,461	1,501,025
Deferred tax liabilities	437,014	462,787
Other long-term liabilities	338,606	347,365

Total long-term liabilities	2,660,081	2,311,177

TOTAL STOCKHOLDERS’ EQUITY	3,323,325	3,278,838

Total liabilities and stockholders’ equity	$6,463,312	$5,955,360